EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SciClone Pharmaceuticals, Inc. for the registration of 1,500,000 shares of its common stock and to the incorporation by reference therein of our report dated January 23, 1997, with respect to the consolidated financial statements of SciClone Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

October 24, 1997
Palo Alto, California